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CUSIP No. 133425108                 SCHEDULE 13D                 Page 14 of 16


                                    EXHIBIT 2
                         LETTER DATED JULY 10, 2000 FROM
                     STILWELL ASSOCIATES, L.P. TO THE ISSUER

                            STILWELL ASSOCIATES, L.P.
                             26 Broadway, 23rd Floor
                            New York, New York 10004
                                 (212) 269-5800
                                                              July 10, 2000

By Federal Express and Facsimile
Cameron Financial Corporation
1304 North Walnut Street
Cameron, Missouri 64429

Attention: Corporate Secretary

                             Re: Request for Records
                             -----------------------

Ladies and Gentlemen:

                  Stilwell Associates, L.P. ("Stilwell Associates") is the record owner of one thousand (1000) shares of common stock of Cameron Financial Corporation (the "Corporation"). Pursuant to Section 220 of the Delaware General Corporation Law, Stilwell Associates hereby requests permission to inspect and copy, no later than July 17, 2000, during normal business hours, the following (collectively, the "Stockholder List"):

        1. A complete record or list of the Corporation's stockholders, certified by the Corporation or its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder, as of the most recent date available;

        2. A magnetic computer tape list of the holders of the Corporation's stock as of the most recent date available, showing the names, addresses and number of shares held by such stockholders, such computer processing data as is necessary for Stilwell Associates to make use of such magnetic computer tape, and a printout of such magnetic computer tape for verification purposes;

        3. All daily transfer sheets showing changes in the names, addresses and number of shares of the Corporation's stockholders which are in or come into the possession of the Corporation or its transfer agent, or which can reasonably be obtained from brokers, dealers, bank, clearing agencies or voting trustees or their nominees, from the date of the stockholder list referred to above to the conlusion of the next meeting of shareholders;

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CUSIP No. 133425108                 SCHEDULE 13D                 Page 15 of 16


        4. All information in or which comes into the Corporation's possession, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees concerning the names, addresses and number of shares held by the participating brokers and banks named in the individual nominee names of Cede & Co., Pacific & Co., Kray & Co., Philadep and DLJ, or other similar nominees;

        5. All information in or which comes into the Corporation's possession, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the beneficial owners of the Corporation's stock ("NOBO's") in the format of a printout in descending order balance (such information is readily available to the Corporation under Rule 14(b-1(b)(3) of the Securities Exchange Act of 1934);

        6. A stop list or stop lists relating to any shares of stock of the Corporation and any additions or deletions from the date of the list referred to in paragraph (a) above; and

        7. A list of all stockholders owning 1,000 or more shares of Corporation stock arranged in descending order as of the most recent date available.

                  Stilwell Associates is requesting the right to inspect the Stockholder List for purposes of communicating with fellow stockholders of the Corporation regarding the corporate affairs of the Corporation, including, without limitation, to communicate with fellow stockholders regarding the opportunities for the Corporation to maximize stockholder value.

                  The undersigned designates and authorizes its attorney, Spencer L. Schneider, Esq., of 145 Hudson Street, Ninth Floor, New York, New York 10013, Phone: (212) 431-7151, and any other persons designated by him, including local counsel, to conduct the inspection and copying requested herein.

                  Stilwell Associates will pay the reasonable costs of obtaining the Stockholder List.

                  Please advise Spencer L. Schneider, Esq., at (212) 431-7151, when and where the information demanded herein will be made available.

                                   Very truly yours,
                                   /s/
                                   Joseph Stilwell
                                   General Partner of Stilwell Associates, L.P.

Copy to:
Mr. Duane E. Kohlstaedt
Chief Executive Officer

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CUSIP No. 133425108                SCHEDULE 13D                   Page 16 of 16
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STATE OF NEW YORK     )
                      )
COUNTY OF NEW YORK    )

         I, Joseph Stilwell am the General Partner of Stilwell Associates, L.P., the record owner of one thousand (1000) shares of common stock of Cameron Financial Corporation. I am authorized to execute the foregoing demand on behalf of Stilwell Associates, L.P. The facts, statements and representations contained in the foregoing demand are true and correct to the best of my knowledge and belief.

                                                      /s/ Joseph Stilwell
                                                      ----------------------
                                                          Joseph Stilwell

Sworn to before me this
10th day of July, 2000

/s/__________________
         Notary Public